U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2011

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

34-93-620-8090

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Recent Developments as to Litigation Regarding Election Results for 2010 Annual Meeting of Shareholders - Consipio Holding BV et al v. Private Media Group, Inc., et al, Nevada State Court, Clark County, Nevada (Case No. A-10-622802-B)(the “Nevada Action”)

As previously reported, the Company held its 2010 Annual Meeting of Shareholders on November 18, 2010, in Barcelona, Spain. Two proposals were presented at the Meeting for approval: (1) to elect six directors; and (2) to ratify the appointment of BDO Auditores, S.L. as the Company’s independent registered public accountants for the fiscal year ended December 31, 2010. Following the closing of the polls, the Annual Meeting was continued in order to allow the independent Inspector of Elections to tabulate the votes and issue his final report certifying the results.

On December 16, 2010, the Company received the independent Inspector of Election’s Final Report. The results of the voting at the 2010 Annual Meeting, as set forth in the Inspector of Elections Final Report, was as follows:

Proposal No. 1 – Election of Six Nominees for Director:

Nominee for Director	Number of Shares Voted for	Number of Shares Withheld
Eric Johnson	15,893,296	7,507
Jan Jensen	8,095,390	6,256
Bernt Akander	8,094,351	7,295
Peter Dixinger	8,073,491	28,155
Bo Rodebrant	8,072,525	29,121
Berth Milton	8,071,301	30,345
IlanBunimovitz	7,799,157	—
David Dohrmann	7,799,157	—
Alexander V. Matveev	7,509,016	290,141
Charles William Prast	7,509,016	290,141
John S. Wirt	7,509,016	290,141

Proposal No. 2 – Ratify BDO Auditores, S.L. as Independent Registered Accounting Firm for the Fiscal Year ending December 31, 2010:

Number of Shares Voted for	Number of Shares Against	Number of Shares Abstained
16,033,432	998	5,740

Under Nevada law, the six nominees who are finally determined to have received the highest number of votes are elected to the Board of Directors and serve as directors until the 2011 Annual Meeting and until their successor is elected and qualified. However, following the delivery of the Inspector of Election’s Final Report on December 16, 2010, Consipio filed a Motion in the Nevada Action contending that 3,950,000 of the collateral shares pledged by Slingsby Enterprises Ltd. (“Slingsby”) to Consipio Holding B.V. (“Consipio”) were not voted in favor of five of the six Consipio director nominees (Messrs. Bunimovitz, Dohrmann, Matveev, Prast and Wirt), as required by the Nevada Court’s previously reported October 21, 2010 Order. Accordingly, in December 2010 the Nevada Court entered an Order at the request of Consipio, Ilan Bunimovitz and the other plaintiffs in the Nevada Action, to the effect that the Inspector’s Final Report was subject to review by the Court, and could not be deemed final and effective by the Company until approved by the Court.

On June 20, 2011 the Court entered an Order ruling that the Final Report of the Inspector of Elections would not be approved and the election of directors at the 2010 Annual Meeting was invalid. The Order further requires the Company to notice a shareholders’ meeting to elect a new Board of Directors.

Any future meeting of shareholders to elect a Board of Directors will be conducted in accordance with Nasdaq rules and all applicable SEC laws and rules, which require, among other things, the filing by the Company of appropriate proxy materials with the SEC, and the timely dissemination of these materials to shareholders prior to the shareholder meeting. Unless and until a shareholder meeting is held to elect a new Board of Directors, the Company will continue to be managed by its current Board of Directors, currently comprised of Berth Milton, Bo Rodebrant, Peter Dixinger, Jan Jensen, Ilan Bunimovitz and Eric Johnson.

The Company also intends to appoint a seventh director due to the vacancy created by the previously reported resignation of Bernt Akander in May 2011. As previously reported, the Company intends to appoint an independent director to fill this vacancy no later than July 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC. (Registrant)

Date: June 24, 2011	/s/ Johan Gillborg
Johan Gillborg,
Chief Financial Officer

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